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                                                                     Exhibt 10.5

                               PURCHASE AGREEMENT

This Purchase Agreement ("Agreement"), dated as of the 7th day of February 2000, is made by and between DANA CORPORATION, SPICER HEAVY AXLE & BRAKE DIVISION, 6938 Elm Valley Drive, Kalamazoo, Michigan, 49009 (hereinafter called "DANA"), and NATIONWIDE PRECISION PRODUCTS CORPORATION, 200 Tech Park Drive, Rochester, New York 14623 (hereinafter called "NPP").

WHEREAS, DANA is engaged in the design, manufacture and sale of axles, brakes and other powertrain components for medium and heavy duty trucks; and

WHEREAS, NPP is in the business of performing machining services; and

WHEREAS, DANA desires to use NPP to perform machining services on purchased components which are incorporated into DANA's axle products;

NOW, THEREFORE, in consideration of the obligations and premises set forth herein, NPP and DANA agree as follows:

         1.0      SERVICES AND TERMS OF PURCHASE

                  1.1 During the term of this Agreement DANA agrees to purchase from NPP and NPP agrees to supply to DANA, machined parts (collectively referred to hereinafter as "Parts") to be incorporated into DANA's axle products.

                  1.2 The Parts that Nationwide will supply include all part numbers listed on the attached Exhibit A. Exhibit A may be revised from time to time to add or delete Parts as agreed to by both parties.

                  1.3 The purchased components (such as raw castings, forgings, bearings, hardware, etc.) which are to be machined shall be purchased by NPP from suppliers and at costs designated by DANA.

                  1.4 DANA shall issue a blanket purchase order or orders to NPP for the Parts based on the agreed prices. DANA shall order Parts from NPP by issuing releases against such purchase orders, designating the mix and volume of Parts, delivery date and agreed delivery location.

                  1.5 Except as otherwise provided in this Agreement, Dana's standard purchase order items and conditions ("Standard Terms") in effect on the date a release is issued shall apply to all purchases made by DANA. The current Standard Terms are set out in the attached Exhibit B. DANA may change these Standard Terms from time to time without prior notice to NPP.


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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.

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         2.0      PRICE

                  2.1 NPP's invoice price for each Part supplied to DANA will be the sum (a) the price paid by NPP for the purchased component, (b) a handling fee equal to * of NPP's price for the purchased component(s), (c) the price of the machining services performed on the component.

                  2.2 The prices for all machining services performed through December 31, 2001, will be those set out in Exhibit A. The prices for machining services will be reduced by * in the year 2000 from 2001 pricing. The 2002 prices will remain in effect for the remainder of the term of this Agreement.

                  2.3 The machining services prices are based on NPP's receiving aggregate annual revenue of * for performing the services, including the * handling fee, in 2001 and * including the * handling fee, thereafter during the term of this Agreement. These prices will be in effect as long as NPP received +/- 10% of this value added billing annually. If the value added billings are outside the +/- 10%, DANA and NPP agree to reevaluate the pricing structure. Parts over-and-above those listed in Exhibit A may be added to meet revenue targets.

                  2.4 Charges for inbound freight to NPP from designated DANA suppliers and any non-returnable containers will be billed to DANA at cost.

                  2.5 NPP will procure all special gages, special cutting tools and general gages required to perform the machining services, at the best available prices, and DANA will pay NPP * for the tooling, on or after January 1, 2001, upon receipt of NPP's itemized invoice for the tooling and subject to full Production Part Approval Process ("PPAP") approval of the machined Parts produced therefrom. The tooling will be "Special Tooling" under Section 11 of the Standard Terms. The tooling will belong solely to DANA upon payment therefor and NPP will cooperate with DANA in the filing of any UCC Form 1 or similar documents evidencing its title. NPP will also procure all necessary machine fixtures, at its own expense, and these fixtures will belong solely to NPP.

         3.0      DELIVERY

                  3.1 Delivery and pricing of the Parts will be F.O.B NPP's Plant in Rochester, NY.

                  3.2 DANA will provide reusable outbound shipping containers for the Parts.

                  3.3 DANA and NPP will mutually develop a packaging specification satisfactory to both parties.

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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.

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                  3.4      DANA will select the freight carriers for inbound
                           shipments to NPP and outbound shipments from NPP to DANA, negotiate the corresponding freight rates, and reimburse NPP for all freight charges that NPP will invoice separately.

         4.0      INVOICE AND PAYMENT TERMS

                  4.1      NPP will invoice DANA when the Parts are shipped.

                  4.2 The terms of payment for undisputed invoices are net thirty (30) days from the receipt of the invoice, with a 1/2% discount off the invoice price for payments made within ten (10) days.

         5.0      TERM AND CANCELLATION

                  5.1 This Agreement will be in effect from the date first written above through December 31, 2006, unless cancelled sooner as provided herein or in the Standard Terms. If the parties wish to extend this Agreement beyond the initial term for one-year renewal terms, they will commence renewal negotiations by July 1, 2005.

                  5.2 Section 18 of the Standard Terms (or any equivalent provision in a subsequent version of the Standard Terms providing for the termination by DANA for convenience) will not apply to this Agreement and DANA will not exercise any of its cancellation rights as long as NPP meets all performance criteria outlined in this Agreement.

                  5.3 The notice and cure period provided in Section 19 of the Standard Terms (or any equivalent provision in a subsequent version of the Standard Terms) will be ninety (90) days.

                  5.4 In the event either NPP or DANA (1) ceases to function, (2) liquidates, dissolves, sells substantially all of its assets, (3) undergoes significant management realignment or change, (4) merges or consolidates and is not the surviving corporation, the other party shall have the right to cancel this Agreement immediately by giving written notice.

         6.0      OBLIGATIONS OF NPP

                  In performance of its obligations under this Agreement, NPP agrees that it will:

                  6.1 PPAP all Parts prior to November 30, 2000. The PPAP process will commence no later than July 1, 2000. NPP is not responsible for the PPAP approval of purchased components.

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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.

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                  6.2      Maintain adequate facilities and personnel to meet
                           its obligations hereunder, including, but not limited to, development of an inventory control system to assure proper storage of purchased components and finished Parts and prompt handling of inquiries, orders and shipments.

                  6.3 Perform the machining services according to DANA's Supplier Quality Manual (11/89 Rev. 2) and Spicer Heavy Axle & Brake Division's QSR- 109 (October
                           1999).

                  6.4 Provide evidence of conformance to DANA's quality assurance procedures as reasonably requested and permit DANA or its designee upon reasonable advance notice to audit NPP's quality assurance procedures and review pertinent inspection records.

                  6.5 Not make modifications to the purchased components except in accordance with DANA's Parts specifications and/or written instructions.

                  6.6 Notify DANA promptly of all problems relating to the machining services or NPP's other obligations to be performed under this Agreement if such problems will impact delivery or quality of the Parts to be shipped to DANA.

                  6.7 Maintain such records relating to machining services provided under this Agreement as DANA may reasonably require.

                  6.8 Deliver the Parts in accordance with DANA's releases, subject to the following provisions:

                           a. NPP is committed to 100% on time delivery, but in no event will be less than 98% on time, based on DANA's providing NPP with a rolling 4 (four) week firm schedule and a 5
                                    (five) month planning forecast.

                           b. If DANA permanently cancels its orders for any Parts, it will reimburse NPP for the costs of components for those Parts which NPP purchased within the forecast period and which are not returnable.

                           c. DANA will assure that quantities of outbound packaging are sufficient to meet delivery schedules.

                           d. Lack of performance by the freight carrier or the purchased components supplier without fault of NPP will not be considered non performance by NPP.

                  6.9 Maintain high quality standards that include but are not limited to the following:

                           a.       Maintain quality systems compliant with
                                    QS-9000.

                           b. Achieve a 200 parts per million ("PPM") maximum target.

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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.


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                  6.10     Maintain an inventory bank of 5 (five) days for high
                           volume Parts and 10 (ten) days for low volume Parts. These banks may vary +50%. The high - versus low volume designations will be mutually agreed upon prior to January 1, 2001.

                  6.11 Provide an inventory of the tooling that is owned by DANA under Section 2.5.

                  6.12 Cooperatively work with DANA on an exit program to transition this business to another supplier or DANA's internal operations on the expiration, termination or cancellation of this Agreement.

         7.0      DANA'S OBLIGATIONS

                  In the performing of its obligations under this Agreement, DANA agrees that it will:

                  7.1 Provide NPP with the most current print revisions (including all specifications) available for the Parts at the commencement of this Agreement and from time to time thereafter as changes are made. In addition, if there are any revisions to the Part prints or specifications, DANA agrees to purchase all obsolete components and finished Parts in inventory at NPP, not to exceed a reasonable quantity and mix consistent with DANA's firm schedules and NPP's customary lead times for purchased components, prior to changeover.

                  7.2 Own the tooling used by third parties to manufacture the components that are purchased by NPP hereunder for machining and be responsible for any and all design changes, repairs and replacements for such tooling.

                  7.3 Provide facility space at no cost to NPP for the inventory bank described in Section 6.10, should DANA and NPP mutually agree to have the bank located outside NPP's facilities.

                  7.4 Provide all returnable drainage and packaging necessary for outbound shipments of Parts from NPP to DANA.

                  7.5 Assist NPP in resolving any quality issues with the purchased component suppliers should NPP be unable to resolve them directly and promptly.

                  7.6 Consider NPP as a preferred source for machining services and afford NPP the opportunity to quote any new or replacement business.

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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.


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         8.0      CONFIDENTIALITY

                  8.1 The confidentiality provisions of the Standard Terms attached hereto as Exhibit B will apply mutually to both parties during the term of this Agreement and will not be superseded by any subsequent version of the Standard Terms without both parties' written consent.

                  8.2 All materials, including without limitation documents, drawings, models, apparatus, sketches, designs and lists, furnished to NPP by DANA shall remain the property of DANA and shall be returned to DANA, erased and/or destroyed promptly at DANA's request, as well as all copies made thereof.

         9.0      MISCELLANEOUS

                  9.1 NOTICES. All notices, requests, consents and other communications hereunder shall be deemed to have been duly given hereunder if in writing and, upon receipt when delivered by hand or sent by courier, facsimile transmission or telex, or three (3) calendar days after being mailed by first class mail, postage prepaid, in each case addressed as follows:

            To DANA:                            To NPP:

            Dana Corporation                    Nationwide Precision Products
            Spicer Heavy Axle & Brake Div.      200 Tech Park Drive
            6938 Elm Valley Drive               Rochester, New York 14623
            Kalamazoo, Michigan 49009
            Attn: Purchasing Manager            Attn: Vice President - Sales

                           or such address as the addressee party may have previously designated in writing by notice to the other party, and such notice or communication shall be deemed to have been given as of the date so delivered or mailed.

                  9.2 SUCCESSORS AND ASSIGNS; OTHER PARTIES. This Agreement and the parties' respective rights and obligations hereunder are not assignable by NPP or DANA without the prior written consent of the other party.

                  9.3. ENTIRE AGREEMENT. This Agreement, together with the Exhibits attached hereto, constitutes the entire agreement between the parties about the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, expressed or implied with respect to this subject. No modification or waiver of this Agreement shall be binding upon any party unless in writing and signed by or on behalf of the party against which the modification or waiver is asserted.

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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.


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                  9.4      SEVERABILITY. Any term or provision of this Agreement
                           which is held to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of' this Agreement.

                  9.5 WAIVER. Neither the failure nor any delay on the part of NPP or DANA to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege available to NPP or DANA at law or in equity.

                  9.6 GOVERNING LAW. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of Ohio, without recourse to the conflicts of laws provisions thereof, and any action relating to this Agreement shall be brought exclusively in a state or federal court in the State of Ohio.

IN WITNESS WHEREOF, NPP and DANA have caused this Agreement to be duly executed as of the date first above written.

NATIONWIDE PRECISION                    DANA CORPORATION,
PRODUCTS CORPORATION                    SPICER HEAVY AXLE & BRAKE DIVISION

By:       /S/  RONALD S. RICOTTA        By:       /S/  NORM BOISVERT
   --------------------------------        ---------------------------------
      Ronald S. Ricotta                       Norm Boisvert
      President & CEO                         VP & General Manager

Date:       02/08/00                    Date:        02/09/00
   --------------------------------        ---------------------------------


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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.


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                                    EXHIBIT A
                                        *
















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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.

                                    EXHIBIT B

                   PURCHASE ORDER FOR MATERIALS AND COMPONENTS

                              TERMS AND CONDITIONS

1. CONTRACT, ACCEPTANCE. This Order and the documents incorporated or referred to herein constitute the entire contract between the parties for the Goods ordered and supersede any prior written or oral agreements between the parties therefor. Seller's written acknowledgment of this Order or Seller's delivery of any Goods hereunder will constitute Seller's acceptance of these terms and conditions. Any reference herein to Seller's quotation is for informational purposes only and does not constitute Buyer's acceptance of any terms and conditions contrary or supplemental to those set out herein.

2. SELLER'S STATUS, ASSIGNMENT. Seller is an independent contractor and not an employee or agent of Buyer. Seller may not assign or subcontract this Order or any of its rights or obligations hereunder without Buyer's prior written consent.

3. CHANGES TO ORDER. Buyer may change this Order in any respect at any time on written notice to Seller. If any change made by Buyer materially affects Seller's costs of producing the Goods, the purchase price of the affected Goods will be equitably adjusted and this Order amended accordingly.

4. PACKING AND SHIPMENT. Seller will pack and ship the Goods in accordance with Buyer's instructions, without charge for packaging or handling unless otherwise specified. All Goods will be packed to comply with applicable common carrier requirements and so as to secure the best available freight rates. All U.S. shipments will be accompanied by a fully completed bill of lading in the form prescribed by the National Motor Freight Classification and by a packing list showing the number and description of items contained therein. Buyer's name and Order number will be plainly marked on all Terms and Conditions packages, bills of lading, packing slips, and other shipping documents and on Seller's invoices. Buyer's count or weight will be final and conclusive for all shipments.

5. DELIVERIES. Seller will deliver all Goods in accordance with Buyer's instructions. Buyer may reject any or all Goods shipped in excess of quantities ordered or in advance of schedule and may either return the same to Seller at Seller's expense or retain the same and invoice Seller for Buyer's incidental costs of handling and/or storage. Buyer will not process invoices for Goods shipped in advance of the schedule until the scheduled delivery date. Buyer may change scheduled deliveries at any time and will reimburse Seller for Seller's reasonable, documented incremental costs due to such changes.

6. INSPECTIONS, DEFECTS AND NONCONFORMITIES. Buyer may inspect and/or test the Goods at reasonable times and places and in reasonable quantities, at its own expense; provided that Seller will, at no charge, make its premises available for such purposes and will provide all necessary assistance to make such inspections and/or tests safe and convenient. No inspections and/or tests by Buyer hereunder will relieve Seller of its obligation to make full and adequate inspections and/or tests of the Goods. If any Goods are found to be defective or not in conformity with Buyer's specifications or requirements, Buyer may reject them, in whole or in part, or require Seller to repair or


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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.


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replace them at Seller's sole expense. If Buyer returns any rejected Goods,
Seller will reimburse Buyer for the purchase price and all freight, handling, insurance and other incidental costs incurred by Buyer. If Seller fails to promptly repair or replace any defective or nonconforming Goods as requested by Buyer, Buyer may repair or replace the same and invoice Seller for Buyers costs of repair or replacement and any incidental costs.

7. QUALITY. In performing this Order, Seller will comply with the quality compliance and quality assurance standards and procedures set out in the Quality System Manual and the OS-9000 standards published by the International Organization for Standardization.

8. CONFIDENTIAL INFORMATION. Except as required by law, as reasonably necessary to perform this Order, or with Buyer's prior written consent. Seller will keep confidential, at all times, all information, drawings, specifications and data furnished by Buyer and/or derived or developed by Seller in connection with the performance of this Order. Seller will not divulge such confidential information or use it (directly or indirectly) for its own benefit or for the benefit or any other party or make copies of such confidential information or permit copies to be made. The foregoing confidentiality obligations do not apply to information known by Seller at the time it is disclosed by Buyer, to information lawfully obtained by Seller from a third party entitled to disclose it, and to information which is or later becomes public knowledge other than through disclosure by Seller.

9. INTELLECTUAL PROPERTY RIGHTS, PATENT WARRANTY. If Buyer furnishes the design for the Goods or reimburses Seller for the cost of designing the Goods, Buyer will own all intellectual property rights relating to that design. Conversely, if Seller furnishes the design for the Goods or bears the sole cost of designing the Goods, Seller will own all intellectual property rights relating to the design. In either case, the owner of the intellectual property rights warrants to the other party that the design of the Goods will not infringe upon or contribute to the infringement of any U.S. or foreign patent or patent right.

10. PRODUCT WARRANTY. Seller warrants to Buyer, its customers and end users, that Seller has good title to the Goods, free and clear of all liens; that the Goods are free from defects in material and workmanship; that the Goods are merchantable; conform fully with all specifications, drawings and/or samples furnished by Buyer (or furnished by Seller and accepted by Buyer); that the Goods are fit and sufficient for their intended uses; and that the Goods conform to all applicable Federal Motor Vehicle Safety Standards issued under the National Traffic and Motor Vehicle Safety Act of 1966, as amended.

11. SPECIAL TOOLING. "Special Tooling" means all special dies, jigs, fixtures, drawings, molds, patterns, templates and gages acquired or manufactured by Seller under this Order for use in manufacturing or assembling Goods which are proprietary to Buyer, excluding any standard or perishable tooling or gages. Special tooling separately itemized in this Order will be Buyer's property upon Buyer's full payment of the purchase price for same; provided, however, that Buyer will have no payment obligation until it has accepted such tooling or the first run of Goods manufactured or assembled therewith. Seller will furnish Buyer with an itemized list of such tooling and will maintain adequate cost records for the same, which records will be available for review or audit


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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.

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by Buyer. If Seller fails to maintain such cost records, Buyer will be obligated to pay Seller solely the fair market value of the special tooling, regardless of the purchase price stated herein. Seller will be responsible for all loss or damage to such tooling and for all taxes, assessments, and similar charges levied with respect to or upon such tooling while in Seller's possession. Seller will mark and number such tooling with Buyer's name and the number of the part made therewith to permit accurate identification of same at all times and will segregate the same from other tooling in its possession to the extent feasible. Seller will repair, maintain and keep such tooling in good working condition and replace the same at its own expense as necessary. Seller will use such tooling exclusively for the production of Goods for Buyer and for no other use. Upon completion, cancellation, or termination of this Order, Seller will hold such tooling and any operation sheets or process data necessary to show the use thereof, at no charge, pending Buyer's instructions with respect to removal or disposition at Buyer's expense.

12. LEGAL COMPLIANCE. Seller warrants that it will comply with all applicable federal, state and local laws, regulations, ordinances, and executive, judicial or administrative orders in the performance of this order. Seller will furnish Buyer with certificates of compliance in such form as Buyer may request, from time to time, and will promptly furnish to the proper person or entity any reports which are properly required of Seller by law, regulation, ordinance, or order.

13. HAZARDOUS MATERIALS. Seller will property classify, describe, package, mark, label and provide Material Safety Data Sheets (MSDS) for all Goods to be shipped hereunder. Seller will prepare all such Goods for transportation in accordance with any applicable state or federal laws or regulations. Seller will indemnify and hold harmless Buyer from any claims penalties or damages incurred by Buyer as a result of any Goods received from Seller not in accordance therewith.

14. COUNTRY OF ORIGIN INFORMATION. Upon request, Seller agrees to provide Buyer with documentation that establishes the country of origin of the Goods, including where applicable, affidavits of manufacture, NAFTA certificates of origin or other documentation that Buyer may reasonably require.

15. INDEMNIFICATION. Seller will defend and indemnity Buyer and its customers and end users from and against all claims, suits, damages, losses and expenses arising from (a) any personal injury, death or property loss or damage caused by Seller's negligent or willful acts or omissions in performing this Order, (b) Seller's breach of any warranty contained herein, or (c) Seller's breach of or default under this Order.

16. INSURANCE. While performing this Order, Seller will maintain insurance coverage at its own cost in amounts and with insurers satisfactory to Buyer for workers' compensation (unless self-insured), public liability (including contractual liability and products liability) and automobile liability. At buyer's request, Seller will furnish certificates of insurance evidencing such coverage (which certificates will name Buyer as an additional insured and provide that the coverage will not be cancelable or subject to limit reductions without 15 day's written notice to Buyer) and/or evidence of self-


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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.


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insurance for workers' compensation. Seller's compliance with these insurance requirements will not relieve Seller of its defense and indemnification obligations under Paragraph 15.

17. ALLOCATION. In the event of a partial failure of Seller's ability to supply the entire quantity of Goods purchased hereunder, Seller will first meet all of Buyer's requirements hereunder prior to any allocation among customers under 12-615 of the Uniform Commercial Code.

18. TERMINATION FOR CONVENIENCE. Buyer may terminate this Order for convenience at any time on written notice to Seller. Upon termination, Buyer will be liable to Seller solely for (a) unpaid invoices for Goods shipped, and (b) Seller's reasonable, documented costs for raw materials, work-in-process and finished Goods (subject to the volumes specified in this Order or any firm releases hereunder) that cannot be canceled without penalty or sold in the general trade; provided that Seller has delivered the same to Buyer.

19. CANCELLATION FOR CAUSE. To the extent permitted by law, Buyer may cancel this Order without liability to Seller at any time on written notice to Seller in the event of Seller's insolvency, Seller's filing of a voluntary petition in bankruptcy, the appointment of a receiver or trustee for Seller, Seller's execution of an assignment for the benefit of creditors, or other comparable event. In addition, Buyer may cancel this Order without liability to Seller at any time on 30 days' written notice to Seller if Seller breaches any provision of this Order (or Buyer anticipates such breach); provided, that the cancellation will be void if Seller cures the breach (or provides adequate assurances of performance) within the 30-day notice period.

20. BINDING EFFECT. The obligations of the parties hereunder will be binding on their respective directors, officers, employees, agents, subcontractors, and duly authorized successors and assigns (if any).

21. CUMULATIVE REMEDIES, WAIVER. Buyer's remedies herein are cumulative and in addition to any other or further remedies available at law or equity. Buyer's waiver of any right herein will not constitute a subsequent waiver of the same right or any other right provided herein.

22. GOVERNING LAW. This Order will be interpreted and enforced under the laws of the state of Ohio (including, without limitation, the provisions of the Uniform Commercial Code as adopted by the State of Ohio), without recourse to the conflicts of laws provisions thereof. In no event will the provisions of the U.N. Convention on the Sale of Goods apply to this order.

23. DISPUTE RESOLUTION. Any dispute arising connection with the interpretation, performance or non-performance, or enforceability of this Order will be resolved by prompt good faith negotiation between the parties. If the parties are unable to resolve any such dispute, either party may request that it be resolved through binding arbitration conducted under the Commercial Rules of the American Arbitration Association in Toledo, Ohio, U.S.A. or elsewhere as the parties may mutually agree; provided, that neither party may institute an arbitration proceeding hereunder unless it has given written notice 30 days prior thereto to the other party, stating its intent to do so and specifying the basis therefor in reasonable detail. Any award, order or judgment made or issued pursuant to arbitration hereunder will be deemed final and may be entered and enforced in any court of competent jurisdiction. The parties hereby agree to submit to the jurisdiction of such

-----------
* This portion of the agreement has been omitted and filed with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.

court for purposes of enforcement of such award, order or judgment. In any arbitration proceeding hereunder, the arbitrator(s) are authorized (but not obligated) to award reasonable attorneys' fees and other arbitration-related costs to the prevailing party. Any arbitration proceeding hereunder will be conducted on a confidential basis. Except by mutual written agreement, no arbitration arising out of or related to this Order will include by consolidation, joinder, or any other means, any person or entity not a party hereto.

24. YEAR 2000 COMPLIANCE. Seller warrants that all software and hardware furnished under this Agreement (including all enhancements, upgrades, customizations, modifications and maintenance) will be Year 2000 compliant. Seller agrees to defend and indemnify Dana from and against all claims, losses, damages, and costs arising from Seller's Breach of this warranty, regardless of any limitations of remedies contained elsewhere in this agreement or in any other agreement between the parties.

                             EXEMPTION CERTIFICATION

       (PURCHASE FOR FURTHER MANUFACTURE UNDER THE INTERNAL REVENUE CODE)

Dana Corporation hereby certifies that it is a manufacturer or producer of entries taxable under the Internal Revenue Code and holds certificate of Registry #34-43-8104-0 issued by the District Director of Internal Revenue at Cleveland, Ohio, and that the article or articles specified in the accompanying order will be used by him as materials in the manufacture of production of, or as a component part of, an article or articles enumerated in the code, to be manufactured or produced by him.

It is understood that for all the purposes of such taxes, the Buyer will be considered the manufacturer or producer of the articles purchased hereunder, and (except as specifically provided by law) must pay tax on resale or use, otherwise than as specified above, of the articles purchased hereunder. It is further understood that the fraudulent use of this Certificate no secure exemption will subject the Buyer and all guilty parties to revocation of the privilege of purchasing tax free and to a fine of not more than $10,000 or to Imprisonment for not more than five years or both together with costs of prosecution.

February 1, 2000


-----------
* This portion of the agreement has been omitted and filed with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.


                                        5